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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2001

NETWORK COMPUTING DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20124 (Commission File Number)	77-0177255 (IRS Employer Identification No.)

301 Ravendale Drive
Mountain View, California 94043
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 694-0650

(Former name or former address, if changed since last report)

Item 5. Other Matters

    On December 6, 2001, Rudolph G. Morin resigned as President and Chief Executive Officer and Dr. Guenther Pfaff was appointed acting President and Chief Executive Officer of Network Computing Devices, Inc. The foregoing changes are discussed in greater detail in the Company's press release, a copy of which is attached hereto as Exhibit 99.1

Exhibit No.	Description
99.1	Press release dated December 6, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMPUTING DEVICES, INC.
Date: December 13, 2001	By:	/s/ Michael A. Garner Michael A. Garner Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 6, 2001

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SIGNATURES
EXHIBIT INDEX